UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): June 20, 2013

Aéropostale, Inc.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	001-31314 (Commission File Number)	31-1443880 (IRS Employer Identification No.)
112 West 34th Street, 22nd Floor, New York, New York 10120
(Address of principal executive offices, including Zip Code)

(646) 485-5410
(Registrant's telephone number, including area code)

Not applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2 (b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4 (c))

ITEM 5.07	Results of Operations and Financial Condition.

On June 20, 2013, Aéropostale, Inc. (the "Company") held its annual meeting of stockholders in Lyndhurst, New Jersey (the "Annual Meeting"). As of April 25, 2013, the Company's record date, there were a total of 78,467,966 shares of Common Stock outstanding and entitled to vote at the Annual Meeting. At the Annual Meeting, 72,996,729 or 93.02% of the shares of Common Stock entitled to vote were represented in person or by proxy and, therefore, a quorum was present.

	The vote on proposals presented for stockholder vote at the Annual Meeting was as follows:

	Proposal 1 - Election of Directors

	Name	For	Withheld	Broker Non-Votes
	Ronald R. Beegle	67,279,090	351,056	5,366,583
	Robert B. Chavez	67,269,747	360,399	5,366,583
	Michael J. Cunningham	67,155,797	474,349	5,366,583
	Evelyn Dilsaver	67,184,978	445,168	5,366,583
	Janet E. Grove	67,291,654	338,492	5,366,583
	John N. Haugh	67,273,223	356,923	5,366,583
	Karin Hirtler-Garvey	67,289,474	340,672	5,366,583
	John D. Howard	67,264,761	365,385	5,366,583
	Thomas P. Johnson	67,283,353	346,793	5,366,583
	Arthur Rubinfeld	67,286,498	343,648	5,366,583
	David B. Vermylen	67,267,979	362,167	5,366,583

	Based on the votes set forth above, the director nominees were duly elected.

	Proposal 2 - Advisory vote on executive compensation

		For	Against	Abstain	Broker Non-Votes
	Executive Compensation	66,659,317	930,976	39,853	5,366,583

	Based on the votes set forth above, the advisory vote on executive compensation was duly approved.

	Proposal 3 - Ratification of Appointment of Deloitte & Touche LLP as the Independent Registered Public Accounting Firm of the Company for the fiscal year ending February 1, 2014.

		For	Against	Abstain	Broker Non-Votes
	Deloitte & Touche LLP	72,252,314	713,067	31,348	—

Based on the votes set forth above, the appointment of Deloitte & Touche LLP as the Company's independent registered public accounting firm for the fiscal year ending February 1, 2014 was duly ratified.

SIGNATURES
According to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Aéropostale, Inc.

/s/ Marc D. Miller
Marc D. Miller
Executive Vice President - Chief Financial Officer

Dated: June 21, 2013